Exhibit 8.5

Exmar Energy Partners LP

Room 3206, 32nd Floor Lippo Center, Tower Two

89 Queensway

Hong Kong

Attention: Mr Michel Rehim

By e-mail

Our Ref          LTB: 272568

Lawyer           Travis Benjamin              Tel      +852 2825 9645

Secretary       Gina So                           Tel      +852 2825 9456

E-mail             travis.benjamin@deacons.com.hk

31 October 2014

Dear Sirs,

Exmar Energy Partners LP

Form F-1 Registration Statement

Hong Kong Tax Opinion

Background

We have reviewed the taxation provisions in the Form F-1 Registration Statement (File No. 333-198923) of Exmar Energy Partners LP (“the Registration Statement”) as they relate to the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”).

Our opinion is based solely on the information (including representations, assumptions and qualifications) contained in the Registration Statement.  We have not independently verified the accuracy of the information in the Registration Statement.  We have assumed the accuracy of the information in the Registration Statement.

Scope

We have been instructed to opine on the Hong Kong taxation matters described in the section entitled “Business – Taxation of the Partnership – Hong Kong Taxation” in the Registration Statement.

Lawyers

5th Floor

Alexandra House

18 Chater Road

Central

Hong Kong

DX-009010 Central 1

Tel    +852 2825 9211

Fax   +852 2810 0431

www.deacons.com.hk

Representative

Offices In China

Beijing

Guangzhou

Shanghai

Partners

Lilian Chiang*

Lam Wing-Wo*

Simon Deane

Christina Hung*

Keith Cole

Franki Cheung

Alex Lai

Daisy Tong*

Susan Gordon

Jeremy Lam

Toh Guat Kim

Cheung Kwok Kit

Ronny Chow

Eugina Chan

Cynthia Chung

Linda Lee

Robert Clark

Annie Tsoi

Edwarde Webre

Joseph Kwan

Alfred Tam

Esther Lai

Charmaine Koo

Taylor Hui

Rodney Goh

Philip Gilligan

Gary Lui

Alexander Que

Rhoda Yung

Patsy Lau

Myles Seto

Richard Hudson

Paul Kwan

Karen Chan

Wallace Wong

Alwyn Li

Jane McBride

Sabrina Fung

Catherine Zheng

Vivian Poon

Iris Cheng

Machiuanna Chu

Hiroko Nakamura

Ronald Chu

Yu Wai Tung

Chuah Su Cheen

Robert Woll

Kevin Tong

Joseph Chung

Teresa Lau

Ronnie Bow

Consultants

Wai-Pat Wong*

James Bertram*

John Rose*

John Richardson*

Winnie Lai

David Lawrence*

Gavin Nesbitt

Scott Carnachan

Simon Lai

Christopher Britton

Rory Gallaher

*   Notary Public

 China-Appointed

     Attesting Officer

Opinion

In our opinion, the statements of law and the legal conclusions with respect to Hong Kong taxation matters contained in the “Business – Taxation of the Partnership – Hong Kong Taxation” in the Registration Statement are accurate and correct, as of the effective date of the Registration Statement.

*                      *                      *

Please contact our Mr Travis Benjamin on +852 2825 9645 if you have any questions in relation to this opinion.

We have opined in relation to Hong Kong taxation matters solely as they relate to the Inland Revenue Ordinance (Chapter 112 of the Laws of the Hong Kong) (“IRO”).  In doing so, we have considered the interpretation of the IRO by Hong Kong Inland Revenue Department (“IRD”), the Hong Kong Board of Review (“BOR”) and relevant courts.

We draw your attention to the fact that the interpretation of the IRO by the IRD, the BOR and/ or relevant courts in Hong Kong may change in the future.

We cannot guarantee that the IRD, the BOR and/or relevant courts in Hong Kong will agree with our opinion.

We express no opinion with respect to other Laws of Hong Kong or the laws of any other jurisdiction.

We will not update this opinion unless specifically requested to do so.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent.  However, this opinion may be relied upon by you and by persons entitled to rely on it pursuant to applicable provisions of U.S. federal securities law, including persons purchasing common units pursuant to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the United States Securities Act with respect to common units representing limited partner interests of Exmar Energy Partners LP.  By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the United States Securities Act and the rules and regulations thereunder.

Yours faithfully,

Deacons